                                                               EXHIBIT (a)(1)(C)

                              NOTICE OF WITHDRAWAL
                                       OF
                               PREVIOUSLY TENDERED
                    UNITS OF LIMITED PARTNERSHIP INTEREST OF
                   CONSOLIDATED RESOURCES HEALTH CARE FUND II
                                       TO
             MACKENZIE PATTERSON FULLER, INC. AND RELATED INVESTORS

TO:   MACKENZIE PATTERSON FULLER, INC.
      1640 SCHOOL STREET
      MORAGA, CALIFORNIA 94556
      TELEPHONE: 800-854-8357
      FACSIMILE: 925-631-9119

Ladies and Gentlemen:

      The following units of limited partnership interest (the "Units") of Consolidated Resources Health Care Fund II (the "Partnership") previously tendered to MPF-NY 2005, LLC; MPF Acquisition Co. 3, LLC; Moraga Gold, LLC; MPF DEWAAY Fund 2, LLC; MPF Income Fund 22, LLC; MP Value Fund 8, LLC; MPF Special Fund 8, LLC; and MacKenzie Patterson Fuller, Inc. (collectively "MacKenzie"), in accordance with the Offer to Purchase dated April 21, 2005, are hereby withdrawn.

                       DESCRIPTION OF UNITS WITHDRAWN AND
                         SIGNATURE OF LIMITED PARTNER(S)

      All registered holders of Units must sign exactly as their names appear on the Partnership records and in the same manner as the signature in the Letter of Transmittal previously submitted to MacKenzie. See Instructions on the reverse hereof.

NUMBER OF UNITS WITHDRAWN:

____________________________________  _________________________________________

X                                     X
____________________________________  _________________________________________
        (Signature of Owner)                  (Signature of Joint Owner)

____________________________________  _________________________________________
             Print Name                               Print Name

X                                     X
____________________________________  _________________________________________
      (Signature of Individual                (Signature of Individual
          if not Owner)                             if not Owner)

____________________________________  _________________________________________
   Print Name, Capacity and Title           Print Name, Capacity and Title

Address:                              Address:

___________________________________   _________________________________________

___________________________________   _________________________________________

Telephone No. (Day):                  Telephone No. (Day):
___________________________________   _________________________________________

Telephone No. (Evening):              Telephone No. (Evening):
___________________________________   _________________________________________

THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY MACKENZIE NO LATER THAN 12:00 MIDNIGHT, PACIFIC TIME, ON MONDAY, MAY 30, 2005.

                           INSTRUCTIONS FOR WITHDRAWAL
                                       OF
          PREVIOUSLY TENDERED UNITS OF LIMITED PARTNERSHIP INTEREST IN
                   CONSOLIDATED RESOURCES HEALTH CARE FUND II
                                       TO
             MACKENZIE PATTERSON FULLER, INC. AND RELATED INVESTORS

      1. DELIVERY OF NOTICE OF WITHDRAWAL FROM THE MACKENZIE OFFER. If you are withdrawing Units previously tendered pursuant to the offer by MacKenzie Patterson Fuller, Inc. and related investors dated April 21, 2005 (the "MacKenzie Offer"), please complete and execute the Notice of Withdrawal of Previously Tendered Units of Consolidated Resources Health Care Fund II to MacKenzie Patterson Fuller, Inc. ("Notice of Withdrawal from the MacKenzie Offer") that is on the other side of this page, and send the executed document to:

                        MACKENZIE PATTERSON FULLER, INC.
                               1640 SCHOOL STREET
                            MORAGA, CALIFORNIA 94556
                             TELEPHONE: 800-854-8357
                             FACSIMILE: 925-631-9119

      2. DUE DATE FOR NOTICE OF WITHDRAWAL. If you wish to withdraw from the MacKenzie Offer, MACKENZIE MUST RECEIVE YOUR COMPLETED NOTICE OF WITHDRAWAL PRIOR TO 12:00 MIDNIGHT, PACIFIC TIME, ON MONDAY, MAY 30, 2005 (the expiration date of the MacKenzie Offer).

      3. INADEQUATE SPACE. If any space provided in the Notice of Withdrawal from the MacKenzie Offer is inadequate, please list any additional information on a separate schedule and attach the separate schedule to the Notice of Withdrawal from the MacKenzie Offer.

      4. SIGNATURE ON NOTICE OF WITHDRAWAL. The Notice of Withdrawal from the MacKenzie Offer must be signed, as applicable, by the person(s) who signed the Letter of Transmittal relating to the MacKenzie Offer, in the same manner as such Letter of Transmittal was signed. The signatures must correspond exactly with the name(s) as they appear on the Partnership records. If any Units tendered pursuant to the Offer to Purchase are registered in the names of two or more joint holders, all such holders must sign, as applicable, the Notice of Withdrawal from the MacKenzie Offer. If the Notice of Withdrawal from the MacKenzie Offer is signed by any trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or others acting in a fiduciary capacity, such persons should so indicate when signing and must submit proper evidence of their authority to act.